Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of each our reports dated June 24, 2020, relating to the financial statements and financial highlights, which appear in DuPont Capital Emerging Markets Fund, DuPont Capital Emerging Markets Debt Fund, Lateef Focused Sustainable Growth Fund, Pacific Capital Tax-Free Securities Fund, Pacific Capital Tax-Free Short Intermediate Securities Fund, Pacific Capital U.S. Government Money Market Fund, Polen Growth Fund, Polen Global Growth Fund, Polen International Growth Fund, Polen U.S. Small Company Growth Fund, Polen International Small Company Growth Fund and Private Capital Management Value Fund’s Annual Reports on Form N-CSR for the year ended April 30, 2020. We also consent to the references to us under the headings: "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

August 28, 2020